Exhibit 99.1

 The Bancorp, Inc. Reports Third Quarter 2016 Financial Results

Wilmington, DE – October 27, 2016 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for third quarter 2016.

Highlights

•	Net interest income increased 32% to $23.5 million for the quarter ended September 30, 2016 compared to $17.8 million for the quarter ended September 30, 2015.

•	Net interest margin increased to 2.69% for the quarter ended September 30, 2016 compared to 2.34% for the quarter ended September 30, 2015.

•	Loans and continuing operations loans held for sale increased 31% to $1.76 billion at September 30, 2016 compared to $1.35 billion at September 30, 2015.

•	Direct lease financing increased 49% to $332.6 million from $223.9 million at September 30, 2015.

•	Small Business Administration ("SBA") loans increased 24% to $349.6 million from $280.9 million at September 30, 2015.

•	Security backed lines of credit ("SBLOC") increased 15% to $621.5 million from $539.2 million at September 30, 2015.

•	Prepaid card fee income increased 7% to $12.2 million for the quarter ended September 30, 2016 from $11.5 million for the quarter ended September 30, 2015.

•	Gross dollar volume ("GDV") (1) increased 11% to $10.5 billion for Q3 2016 from $9.5 billion for Q3 2015.

•	Assets held for sale from discontinued operations decreased 34% from December 31, 2015 reflecting a $64 million sale of discontinued loans during the quarter.

•	The rate on our average deposits and interest bearing liabilities of $3.83 billion in Q3 2016 was 0.33% with a rate of 0.12% for $1.81 billion of average prepaid card deposits.

•	Average prepaid card deposits, which are among the lowest cost of our deposits, grew 18% in third quarter 2016 compared to third quarter 2015.

•	Completion of the BSA lookback consultant engagement.

•	Reduction in staff positions by approximately 20% at the end of the quarter.

•	Consummation of common equity offering of approximately $75 million.

•	Book value per common share at September 30, 2016 of $6.13 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

The Bancorp reported a net loss of $25.5 million, or $0.54 loss per diluted share, for the quarter ended September 30, 2016 compared to net loss of $5.6 million, or $0.15 loss per diluted share, for the quarter ended September 30, 2015.  Net loss from continuing operations for the quarter ended September 30, 2016 was $1.5 million or a loss of $0.03 per diluted share compared to net loss from continuing operations of $7.6 million or a loss of $0.20 per diluted share for the quarter ended September 30, 2015.  Loss from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 7.81%, 15.12%, 15.40% and 15.12% compared to well capitalized minimums of 5%, 8%, 10% and 6.5%.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "Last quarter on my first earnings call, I committed to the completion of a business plan which would emphasize continuing revenue growth and expense reductions, and thereby support increased earnings and reduced volatility. We have completed that integrated and comprehensive business plan and are focused on accelerating related expense reductions while supporting continued strong revenue growth.  We are moving ahead in multiple areas to achieve the related goal of a 20 to 25% reduction in non interest expense.  In the fourth quarter, we should see the impact of the end of third quarter staff reductions.  The business plan also comprehensively addresses the completion of resolving regulatory requirements and expectations.  We made related progress with our regulatory issues with the completion of the BSA lookback which will no longer impact earnings.  Strong revenue growth continued this quarter, and our core lending businesses drove a 32% increase over prior year quarter net interest income. Our non-interest income reflected 7% growth in prepaid card fees to $12.2 million.  Credit losses in our continuing operations which we believe to be lower risk lines of business, continue to be low.  We were extremely disappointed that an issue arose with a large lending relationship in discontinued operations which resulted in a third quarter loss.  The results of the third quarter reflected a fair value mark in connection with a secured commercial real estate loan held in discontinued operations.  That loan, in the principal amount of $41.9 million, became non-performing after quarter end due to the failure to make required principal payments. Based on a preliminary estimate of the collateral value by an independent certified appraiser, the fair value was reduced by $23.9 million and that amount was recorded as a charge to earnings.  The appraisal estimate is preliminary, possibly subject to change based upon a full appraisal which is in process. The appraiser is considering recent market changes and pending lease renewals."

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 28, 2016 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 96088598.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 4, 2016 by dialing 855.859.2056, access code 96088598.

About The Bancorp

With operations in the US and Europe, The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's chief financial institution, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank, and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
Condensed income statement	2016	2015	2016	2015
	(dollars in thousands except per share data)

Net interest income	$23,542	$17,798	$64,988	$51,349
Provision for loan and lease losses	750	625	1,810	1,800
Non-interest income
Service fees on deposit accounts	1,510	1,919	3,335	5,579
Card payment and ACH processing fees	1,459	1,493	4,183	4,242
Prepaid card fees	12,249	11,492	39,333	35,752
Gain (loss) on sale of loans	903	(830)	809	6,747
Gain on sale of investment securities	981	(335)	3,131	(62)
Change in value of investment in unconsolidated entity	811	1,040	(12,313)	3,141
Leasing income	588	552	1,456	1,727
Debit card income	(45)	427	(202)	1,358
Affinity fees	1,091	1,083	3,507	2,391
Other non-interest income	886	458	5,422	1,925
Total non-interest income	20,433	17,299	48,661	62,800
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	1,340	11,687	29,076	26,643
Other non-interest expense	43,370	36,108	127,908	108,446
Total non-interest expense	44,710	47,795	156,984	135,089
Loss from continuing operations before income tax expense	(1,485)	(13,323)	(45,145)	(22,740)
Income tax expense (benefit)	55	(5,706)	(15,324)	(10,817)
Net loss from continuing operations	(1,540)	(7,617)	(29,821)	(11,923)
Net income (loss) from discontinued operations, net of tax	(23,993)	2,042	(37,984)	6,736
Net loss available to common shareholders	$(25,533)	$(5,575)	$(67,805)	$(5,187)

Net loss per share from continuing operations - basic	$(0.03)	$(0.20)	$(0.73)	$(0.32)
Net income (loss) per share from discontinued operations - basic	$(0.51)	$0.05	$(0.93)	$0.18
Net loss per share - basic	$(0.54)	$(0.15)	$(1.66)	$(0.14)

Net loss per share from continuing operations - diluted	$(0.03)	$(0.20)	$(0.73)	$(0.32)
Net income (loss) per share from discontinued operations - diluted	$(0.51)	$0.05	$(0.93)	$0.18
Net loss per share - diluted	$(0.54)	$(0.15)	$(1.66)	$(0.14)
Common stock shares outstanding	55,319,204	37,758,322	55,319,204	37,758,322

(a) For loss periods the weighted averages shares - basic is used in both the basic and diluted computations.

Balance sheet	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$4,061	$4,006	$7,643	$4,002
Interest earning deposits at Federal Reserve Bank	312,605	528,094	1,147,519	995,441
Securities sold under agreements to resell	39,463	39,360	-	37,970
Total cash and cash equivalents	356,129	571,460	1,155,162	1,037,413

Investment securities, available-for-sale, at fair value	1,334,927	1,328,693	1,070,098	1,316,705
Investment securities, held-to-maturity	93,495	93,537	93,590	93,604
Loans held for sale, at fair value	562,957	441,593	489,938	354,600
Loans, net of deferred fees and costs	1,198,237	1,182,106	1,078,077	994,518
Allowance for loan and lease losses	(6,058)	(5,398)	(4,400)	(4,194)
Loans, net	1,192,179	1,176,708	1,073,677	990,324
Federal Home Loan Bank & Atlantic Community Bancshares stock	11,014	12,289	1,062	1,063
Premises and equipment, net	21,797	22,429	21,631	18,893
Accrued interest receivable	10,496	10,271	9,471	11,232
Intangible assets, net	5,682	6,074	4,929	5,248
Deferred tax asset, net	29,765	28,870	36,207	33,857
Investment in unconsolidated entity	157,396	162,275	178,520	186,656
Assets held for sale from discontinued operations	386,155	487,373	583,909	611,729
Other assets	55,435	60,203	47,629	53,123
Total assets	$4,217,427	$4,401,775	$4,765,823	$4,714,447

Liabilities:
Deposits
Demand and interest checking	$3,364,103	$3,569,669	$3,602,376	$4,002,638
Savings and money market	402,832	389,851	383,832	376,577
Time deposits	-	101,160	428,549	-
Total deposits	3,766,935	4,060,680	4,414,757	4,379,215

Securities sold under agreements to repurchase	353	318	925	1,034
Short-term borrowings	70,000	-	-	-
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	27,744	37,094	16,739	7,100
Total liabilities	$3,878,433	$4,111,493	$4,445,822	$4,400,750

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,419,204 and 37,858,237 shares issued at September 30, 2016 and 2015, respectively	55,419	37,945	37,861	37,858
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	359,793	301,680	300,549	299,470
Accumulated deficit	(83,253)	(57,721)	(15,449)	(33,429)
Accumulated other comprehensive income (loss)	7,901	9,244	(2,094)	10,664
Total shareholders' equity	338,994	290,282	320,001	313,697

Total liabilities and shareholders' equity	$4,217,427	$4,401,775	$4,765,823	$4,714,447

Average balance sheet and net interest income	Three months ended September 30, 2016			Three months ended September 30, 2015
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,661,807	$17,425	4.19%	$1,292,533	$12,466	3.86%
Leases - bank qualified*	21,006	418	7.96%	30,091	530	7.05%
Investment securities-taxable	1,373,776	8,350	2.43%	940,590	4,562	1.94%
Investment securities-nontaxable*	48,683	218	1.79%	518,691	4,765	3.67%
Interest earning deposits at Federal Reserve Bank	324,179	397	0.49%	957,078	580	0.24%
Federal funds sold and securities purchased under agreement to resell	39,392	146	1.48%	40,705	143	1.41%
Net interest earning assets	3,468,843	26,954	3.11%	3,779,688	23,046	2.44%

Allowance for loan and lease losses	(5,267)			(4,385)
Assets held for sale from discontinued operations	459,400	3,891	3.39%	627,806	6,343	4.04%
Other assets	259,375			286,839
	$4,182,351			$4,689,948

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,249,801	$2,379	0.29%	$3,998,798	$2,850	0.29%
Savings and money market	392,045	423	0.43%	337,793	426	0.50%
Time	76,931	104	0.54%	410	1	0.98%
Total deposits	3,718,777	2,906	0.31%	4,337,001	3,277	0.30%

Short-term borrowings	102,243	153	0.60%	-	-	0.00%
Repurchase agreements	376	-	0.00%	1,606	1	0.25%
Subordinated debt	13,401	131	3.91%	13,401	117	3.49%
Total deposits and interest bearing liabilities	3,834,797	3,190	0.33%	4,352,008	3,395	0.31%

Other liabilities	19,670			12,957
Total liabilities	3,854,467			4,364,965

Shareholders' equity	327,884			324,983
	$4,182,351			$4,689,948
Net interest income on tax equivalent basis*		$27,655			$25,994

Tax equivalent adjustment		222			1,853

Net interest income		$27,433			$24,141
Net interest margin *			2.69%			2.34%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Nine months ended September 30, 2016			Nine months ended September 30, 2015
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,543,448	$48,061	4.15%	$1,192,939	$34,231	3.83%
Leases - bank qualified*	20,618	1,334	8.63%	23,936	1,247	6.95%
Investment securities-taxable	1,280,692	22,782	2.37%	983,557	14,628	1.98%
Investment securities-nontaxable*	59,892	983	2.19%	524,913	14,443	3.67%
Interest earning deposits at Federal Reserve Bank	490,037	1,677	0.46%	1,001,027	1,759	0.23%
Federal funds sold and securities purchased under agreement to resell	27,414	301	1.46%	43,724	465	1.42%
Net interest-earning assets	3,422,101	75,138	2.93%	3,770,096	66,773	2.36%

Allowance for loan and lease losses	(4,538)			(4,089)
Assets held for sale	528,168	15,037	3.80%	743,594	22,275	3.99%
Other assets	291,973			293,561
	$4,237,704			$4,803,162

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,325,047	$7,217	0.29%	$4,122,409	$8,293	0.27%
Savings and money market	390,202	1,028	0.35%	323,307	1,286	0.53%
Time	103,624	447	0.58%	1,066	12	1.50%
Total deposits	3,818,873	8,692	0.30%	4,446,782	9,591	0.29%

Short-term borrowings	58,056	263	0.60%	-	-	0.00%
Repurchase agreements	812	1	0.16%	6,598	14	0.28%
Subordinated debt	13,401	383	3.81%	13,401	328	3.26%
Total deposits and interest bearing liabilities	3,891,142	9,339	0.32%	4,466,781	9,933	0.30%

Other liabilities	21,306			9,702
Total liabilities	3,912,448			4,476,483

Shareholders' equity	325,256			326,679
	$4,237,704			$4,803,162
Net interest income on tax equivalent basis*		80,836			79,115

Tax equivalent adjustment		811			5,491

Net interest income		$80,025			$73,624
Net interest margin *			2.57%			2.32%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2016	2015	2015
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$4,400	$3,638	$3,638

Loans charged-off:
SBA non real estate	-	65	111
SBA commercial mortgage	76	-	-
Direct lease financing	63	9	30
Other consumer loans	39	1,177	1,220
Total	178	1,251	1,361

Recoveries:
SBA non real estate	1	-	-
Direct lease financing	17	-	-
Other consumer loans	8	7	23
Total	26	7	23
Net charge-offs	152	1,244	1,338
Provision charged to operations	1,810	1,800	2,100

Balance in allowance for loan and lease losses at end of period	$6,058	$4,194	$4,400
Net charge-offs/average loans	0.01%	0.10%	0.11%
Net charge-offs/average loans (annualized)	0.01%	0.14%	0.11%
Net charge-offs/average assets	0.00%	0.03%	0.03%
(1) Excludes activity from assets held for sale

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
	(dollars in thousands)

SBA non real estate	$74,262	$71,596	$68,887	$64,988
SBA commercial mortgage	117,053	116,617	114,029	116,545
SBA construction	6,317	3,751	6,977	5,191
Total SBA loans	197,632	191,964	189,893	186,724
Direct lease financing	332,632	315,639	231,514	223,929
SBLOC	621,456	607,017	575,948	539,240
Other specialty lending	20,076	40,543	48,315	12,119
Other consumer loans	19,375	20,005	23,180	23,502
	1,191,171	1,175,168	1,068,850	985,514
Unamortized loan fees and costs	7,066	6,938	9,227	9,004
Total loans, net of deferred loan fees and costs	$1,198,237	$1,182,106	$1,078,077	$994,518

Small business lending portfolio:	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
	(dollars in thousands)

SBA loans, including deferred fees and costs	203,196	197,544	197,966	194,612
SBA loans included in HFS	146,450	136,660	109,174	86,245
Total SBA loans	$349,646	$334,204	$307,140	$280,857

Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of September 30, 2016
The Bancorp, Inc.	7.81%	15.12%	15.40%	15.12%
The Bancorp Bank	7.41%	14.56%	14.83%	14.56%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2015
The Bancorp, Inc.	7.17%	14.67%	14.88%	14.67%
The Bancorp Bank	6.90%	13.98%	14.18%	13.98%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Selected operating ratios:
Return on average assets (annualized)	nm	nm	nm	nm
Return on average equity (annualized)	nm	nm	nm	nm
Net interest margin	2.69%	2.34%	2.57%	2.32%
Book value per share	$6.13	$8.31	$6.13	$8.31

	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
Asset quality ratios:
Nonperforming loans to total loans (2)	0.58%	0.53%	0.22%	0.25%
Nonperforming assets to total assets (2)	0.16%	0.14%	0.05%	0.05%
Allowance for loan and lease losses to total loans	0.51%	0.46%	0.41%	0.42%

Nonaccrual loans	$4,021	$3,147	$1,927	$2,157
Other real estate owned	-	-	-	-
Total nonperforming assets	$4,021	$3,147	$1,927	$2,157

Loans 90 days past due still accruing interest	$2,933	$3,172	$403	$294

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$10,459,097	$11,442,294	$9,839,782	$9,465,687

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Cumulative Analysis of Marks on Discontinued Commercial Loan Principal
(dollars in millions)

	Commercial			Mark
	Loan Principal		Cumulative	Chargedowns	Cumulative
	9.30.16		Marks	6.30.16	Marks	% to Principal
16 Largest relationships	$248	$248
Add back mark chargedowns to principal		35
Total principal to compare to cumulative marks		$283	$38	$35	$73	26%

Other loans	92		7	-	7	8%
Total discontinued loan principal	$340		$45	$35	$80